Exhibit 99.1

Pitney Bowes Inc. to Offer Senior Notes

STAMFORD, Conn., March 9, 2021 - Pitney Bowes Inc. (NYSE:PBI) (“Pitney Bowes” or, the “Company”), a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing, and financial services, today announced its intention to offer (the “Offering”), subject to market and other conditions, $800,000,000 aggregate principal amount of senior notes, consisting of senior notes due 2027 and senior notes due 2029 (collectively, the “Notes”).

The Notes will be fully and unconditionally guaranteed by certain of the Pitney Bowes subsidiaries. Pitney Bowes intends to use the net proceeds of the Offering, together with cash on hand, to (i) repay a portion of the borrowings outstanding under Pitney Bowes’ secured term loan B facility (the “Term Loan B Repayment”), (ii) pay the tender offer consideration for up to $375,000,000 aggregate principal amount of its 3.875% Notes due 2022, 4.700% Notes due 2023, and 4.625% Notes due 2024 (collectively, the “Existing Notes”), subject to the applicable tender cap for each series of the Existing Notes, that are validly tendered (and not validly withdrawn) by holders of the Existing Notes and accepted by Pitney Bowes in connection with the cash tender offer that it commenced on March 8, 2021 (the “Concurrent Tender Offer”) and (iii) pay the fees and expenses in connection with the Offering and the Concurrent Tender Offer. Any excess proceeds after Pitney Bowes uses the proceeds as described above will be used for general corporate purposes. The Offering is not conditioned on the Term Loan B Repayment or the completion of the Concurrent Tender Offer. If the Term Loan B Repayment is not made or the Concurrent Tender Offer is not completed, the Company intends to use the net proceeds from the Offering for general corporate purposes.

The Notes will only be offered to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). Pitney Bowes has not registered, and will not register, the Notes under the Securities Act, any state securities laws or the securities laws of any other jurisdiction. The Notes will be subject to restrictions on transferability and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions that power billions of transactions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; office mailing and shipping; presort services; and financing. For 100 years, Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com.

Forward-Looking Statements

This press release includes “forward-looking statements” about the Company’s intention to offer the Notes. Any forward-looking statements contained in this press release may change based on various factors. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties and actual results could differ materially. Words such as “estimate,” “target,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify such forward-looking statements.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company’s filings with the SEC. Accordingly, you should not place undue reliance on the forward-looking statements contained herein. Please see Item 1A. under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Company undertakes no obligation to publicly update or revise any forward-looking statements in this press release, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Editorial:
Bill Hughes
Chief Communications Officer
203/351-6785

Financial:
Adam David
VP, Investor Relations
203/351-7175

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